Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of April 26, 2004, by and between PARADIGM GENETICS, INC. (“Borrower”) whose address is 108 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709-4528 and Silicon Valley Bank (“Lender”) whose address is 3003 Tasman Drive, Santa Clara, California 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Loan and Security Agreement, dated July 10, 2003 (as may be amended from time to time, the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Revolving Facility”) and a Term Loan in the original principal amount of Five Million Dollars ($5,000,000.00). Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness.” Capitalized terms not otherwise defined in this First Amendment to Loan and Security Agreement shall have the meanings given to them in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. Hereinafter, the above-described Loan Agreement, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Section 6.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.6 Primary Accounts. Borrower will maintain its primary depository and operating accounts with Bank or Bank’s Affiliate, which shall include not less than ninety five percent (95%) of Borrower’s cash, cash equivalents and other investments satisfactory to Bank, other than cash currently securing letters of credit issued by any institution which are for the purpose of securing one or more leases of Borrower. Borrower shall be permitted to maintain Account Number 1891667741 at Comerica Bank (the “Comerica Account”) for the sole purpose of receiving accounts receivable from the Advance Technology Program and the National Institute of Environmental Health Services; provided, however, that Borrower shall send all funds received in the Comerica Account to Bank by wire transfer no later than the next Business Day after Borrower’s receipt of such funds.

B.	Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.7 Financial Covenants.

Liquidity Coverage. Borrower will maintain as of the last day of each month a ratio of Unrestricted Cash (as defined below) divided by the aggregate Obligations (including Sublimit Outstandings) of not less than 1.75 to 1.00. As used in this Section 6.7, (a) “Sublimit Outstandings” shall mean at any time the sum of the amount of all outstanding Letters of Credit issued under this Agreement (including drawn but unreimbursed Letters of Credit), and the amount of Cash Management Services being used under this Agreement, and (b) “Unrestricted Cash” shall mean the sum of (i) unrestricted cash (and equivalents) (as determined in accordance with GAAP) held at Bank or Bank’s Affiliate, plus (ii) all funds in the Comerica Account (as defined in Section 6.6), provided that such funds are sent by wire transfer to Bank in accordance with Section 6.6, plus (iii) all confirmed incoming wire transfers that have not yet been posted to Borrower’s account.

C.	Exhibit D to the Loan Agreement is hereby replaced in its entirety with Exhibit D attached hereto.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF AMENDMENT FEE. Borrower shall pay to Lender a fee in the amount of Five Thousand Dollars ($5,000) (the “Amendment Fee”) plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this First Amendment to Loan and Security Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this First Amendment to Loan and Security Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this First Amendment to Loan and Security Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this First Amendment to Loan and Security Agreement.

8. CONDITIONS. The effectiveness of this First Amendment to Loan and Security Agreement is conditioned upon Borrower’s payment of the Amendment Fee;

This First Amendment to Loan and Security Agreement is executed as of the date first written above.

BORROWER:		LENDER:

PARADIGM GENETICS, INC.		SILICON VALLEY BANK

By:	/s/ Philip R. Alfano	By:	/s/ Andrew A. Rico
Name:	Philip R. Alfano	Name:	Andrew A. Rico
Title:	Vice President, Finance Chief Financial Officer and Treasurer	Title:	Senior Vice President

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICONVALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	Paradigm Genetics, Inc.

The undersigned authorized officer of Paradigm Genetics, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank, as amended (the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Monthly financial statements + CC	Monthly within 30 days		Yes No
Annual (Audited)	FYE within 120 days		Yes No
SEC Filings	Within 10 days		Yes No
A/R Agings	Monthly within 30 days during Formula Period		Yes No
During Formula Period Borrowing Base Certificate	Monthly within 30 days the Formula Period in which there are outstanding Advances		Yes No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Liquidity as calculated pursuant to Section 6.7 of the Agreement	1.75:1.00	:1.00	Yes No

3